Exhibit 99.1

DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:	October 23, 2008

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Chief Financial Officer

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three and Nine Months Ended September 30, 2008

DANVERS, MASSACHUSETTS (October 23, 2008): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank (the “Bank”), today reported net income of $48,000 for the quarter ended September 30, 2008 compared to $1.3 million for the same quarter in 2007.  Higher provision for loan losses, directly related to the growth of the Company’s loan portfolio, an increase in non-interest expenses and higher provision for income taxes more than offset measurable increases in net interest income and non-interest income.  In particular, net interest income improved by $2.5 million or 26.9% for the comparable three-month period in 2007.

Compared to the quarter ended June 30, 2008, net income declined to $48,000 from $542,000.  Decreases in net interest income, non-interest income and an increase in the Company’s income tax provision more than offset a decline in non-interest expense for the quarter.

For the nine months ended September 30, 2008, the Company recorded a net loss of $2.7 million compared to net income of $3.2 million for the same time period in 2007.  The loss for the first nine months was primarily due to two extraordinary and non-recurring items; a $6.9 million pretax charge related to the establishment of the Danversbank Charitable Foundation (the ‘‘Foundation”) and a $3.7 million pretax charge related to the acceleration of the Company’s phantom stock plan.  Both charges are directly related to the Company’s conversion from a mutual form of organization to a public stock holding company.  The Company also incurred $1.9 million in other real estate owned expense for the first nine months of 2008.  The bulk of the expense relates to a residential subdivision that was ultimately sold during the third quarter.

Third quarter financial highlights include:

•                  24% annualized growth in gross loans

•                  17% annualized growth in total deposits

•                  Non-performing assets of 0.50% compared to 0.71% for Q2 ‘08

•                  Net interest margin improved to 3.25% from 3.05% in Q3 ‘07 but decreased from 3.38% in Q2 ‘08

•                  Net interest income increased 27% compared to the same period in 2007

•                  Non-interest income increased 9% compared to the same period in 2007

•                  Net interest income decreased 2% compared to Q2 ‘08

•                  Non-interest income decreased 12% compared to Q2 ‘08

“Despite a modest decline in our net interest margin when compared to the second quarter, our asset quality metrics, a critical area given the overall state of the economy, remained strong as non-performing assets as a percentage of our total assets declined during the quarter from 71 basis points to 50 basis points,” stated Kevin T. Bottomley, President and CEO.

DANVERS BANCORP, INC.

Earnings per share basic and diluted for the third quarter was $0.003.  Earnings per share are not applicable for the nine months ended September 30, 2008, as shares were not outstanding for the entire period.

Dividend Declared

The Board of Directors of the Company has declared a cash dividend on its common stock of $.02 per share. The dividend will be paid on or after November 21, 2008 to shareholders of record as of November 7, 2008.

2008 Earnings Summary

The Company’s net interest income reflected a significant increase of $2.5 million, or 26.9%, during the third quarter of 2008 when compared with the same period in 2007.  The increase was attributable to both an improvement in the Company’s operating margins and significant loan growth during the quarter.  The Company’s net interest income declined $204,000 when compared to the previous quarter in 2008.  While the overall volume of business, especially in the loan area, increased significantly during the quarter, the Company experienced a 13 basis point decline in its net interest margin (“NIM”) when compared to the previous quarter.  The Company’s net interest margin was 3.25% for the quarter ended September 30, 2008, compared to 3.05% for the quarter ended September 30, 2007 and 3.38% for the quarter ended June 30, 2008.  Despite the significant increase in volume over the past three months, a 15 basis point decline in asset yields was only partially offset by a 2 basis point decline in funding costs.

Non-interest income for the third quarter of 2008 totaled $1.4 million, an increase of $120,000, or 9.1%, compared to the third quarter of 2007.  The increase resulted primarily from gains on the sale of loans totaling $77,000 and the increase of $52,000 in cash surrender value income for the Company’s bank-owned life insurance.  Non-interest income declined $194,000 during the third quarter of 2008 when compared to the previous quarter.  The primary reason for the decline was a lack of gains on the sales of securities during the third quarter.

For the nine months ended September 30 2008, the Company’s net interest income increased by $7.3 million or 26.8%.  The Company experienced the benefit of improved margins and significantly increased volume between the comparable nine-month periods.  Non-interest income increased by $1.4 million or 35.3% compared to the nine months ended September 30, 2007.  Included in the increase in non-interest income is $887,000 in securities gains, net. The Company sold securities during the first nine months of 2008 in order to reposition a segment of the investment portfolio and fund its lending operations.

Operating expenses increased by $1.8 million for the third quarter of 2008 as compared to the same period of 2007.  The most notable factors contributing to this increase were due to an increase in salaries and benefits expense of $616,000 and in other operating expense of $523,000.  Increases in general and administrative expenses, most notably in the areas of deposit insurance, legal, marketing, investor relations and Delaware Corporation franchise taxes were the primary reasons for the increases between the comparable periods.  Non-interest expense declined by $83,000 for the quarter when compared to the quarter ended June 30, 2008.  A decrease in other real estate owned expense of $667,000 was largely offset by increases in salaries and employee benefits, occupancy expenses and general and administrative expenses as we continue to expand the Company’s presence in the marketplace.

The Company’s effective tax rate changed in Q3 2008 as a result of a change in the Massachusetts statutory rate for banks and to reflect the effect of the permanent tax differences in the Company’s operating results for both the quarter and the first nine months of the year.

Noted Bottomley, “Despite the decline in net income for the third quarter, we are not unhappy with the Company’s operating margins and pretax run rate and look forward to returning to more normalized effective tax rates and attendant operating results in 2009”.

DANVERS BANCORP, INC.

Balance Sheet Summary

The Company’s total assets increased by $152.0 million, or 10.5%, from $1,448.3 million at December 31, 2007 to $1,600.3 million at September 30, 2008.  Net loans increased by $162.8 million, or 18.1% during the first nine months of the year.  During the same time period, securities decreased $29.9 million, or 7.3%.  The shift between asset categories is a reflection of the credit opportunities that continue to present themselves to the Company.  The overall increase in the Company’s assets was funded primarily with an increase in deposits and to a lesser extent a combination of short and long-term borrowing.  Deposit balances increased by $127.2 million, or 12.7%, for the first nine months of 2008.  Total borrowing increased $29.9 million for the same time period.

The Company continued to experience significant growth in commercial and industrial (C&I) loan balances as a result of the addition of an asset-based lending group in the fourth quarter of 2007. For the third quarter of 2008 the Company had an increase in C&I loans of $57.6 million.  C&I loans increased by $28.6 million from the prior quarter.  Overall, the loan portfolio increased more than $73 million during the quarter and at $1,073.2 million, gross loans have increased more than $165 million for the first nine months of the year.

“Loan growth remained strong in the third quarter, though the tighter margins commanded by the larger and better capitalized borrowers with whom we have initiated relationships since our conversion has resulted in a modest decline in loan yields during the quarter,” noted Bottomley.

Despite the deterioration experienced in many sectors of the broader credit markets, the Company’s asset quality metrics remained satisfactory at September 30, 2008, with non-performing assets as a percentage of total assets of 50 basis points, down from 71 basis points at June 30, 2008 and 55 basis points at December 31, 2007.  Non-performing assets totaled $8.03 million at September 30, 2008.  During the quarter, the Company completed the sale if its largest piece of OREO property.  The Company added another OREO property valued at $700,000 late in the quarter.  This new property was a parcel of commercial real estate that was sold at its book value shortly after the end of the third quarter.  The largest component of the Company’s non-performing assets is a $2.0 million construction lending relationship involving multiple properties.  This relationship is down from $2.4 million and $2.6 million at June 30 and March 31, respectively, as the result of lot sales over the past six months.  The third quarter provision for loan losses was $1.1 million compared to $1.1 million during the second quarter of 2008.  The provision was $225,000 for the same period in 2007.  The growth of the loan portfolio, particularly in the C&I segment, was the primary reason for the increase over the past two quarters.  Net charge offs were $775,000 for the first nine months of 2008.  The allowance for loan losses increased by $726,000, or 7.0%, during the third quarter of 2008 and $2.0 million for the first nine months of 2008.  The allowance represents 1.03% of loans at September 30, 2008 compared to 1.00% at December 31, 2007.  The allowance represents 152.51% of non-performing loans at September 30, 2008.

Deposits increased by $127.2 million, or 12.7%, to $1,125.3 million at September 30, 2008 compared to $998.1 million at December 31, 2007.  Compared to the second quarter when deposit balances actually went down $77.0 million, primarily in the certificate and money market categories, deposit balances increased by $82.1 million during the third quarter.  For the first nine months, the Company has experienced increases across its entire suite of deposit categories with the most notable increase experienced in the Company’s money market category.  The Company’s Snap Deposit (our commercial remote deposit capture initiative) product continues to gain acceptance and now has over 100 installations.  Advances from the Federal Home Loan Bank of Boston (FHLBB) increased by $18.7 million, or 12.9%, at September 30, 2008 compared to December 31, 2007.  With the availability of “in market” deposits, the Company’s outstanding advances actually declined by $.8 million during the third quarter and the Company has considerable borrowing capacity at the FHLBB as of September 30, 2008.

DANVERS BANCORP, INC.

Company Profile

Danvers Bancorp, Inc. is the holding company for Danversbank, a Massachusetts-chartered savings bank headquartered in Danvers, Massachusetts.  Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, we have grown to $1.6 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 17 other branch offices located in Andover, Beverly, Boston, Chelsea, Danvers, Malden, Middleton, Peabody, Reading, Revere, Salem, Saugus, Wilmington, and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including commercial and industrial, commercial real estate loans, owner-occupied residential mortgages and consumer loans, and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers; funds generated from operations and selected borrowings. We also provide non-deposit investment products and services, cash management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,’ and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s December 31, 2007 Form 10-K, issued March 28, 2008, that adversely affect the business in which Danvers Bancorp is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2008	2007
	(In thousands)
ASSETS
Cash and cash equivalents	$75,179	$65,862
Securities available for sale	376,844	406,715
Loans held for sale	822	—
Loans	1,073,243	908,497
Less allowance for loan losses	(11,046)	(9,096)
Loans, net	1,062,197	899,401
Federal Home Loan Bank stock, at cost	10,870	10,021
Premises and equipment, net	23,055	19,706
Bank-owned life insurance	24,506	23,665
Other real estate owned	782	3,513
Accrued interest receivable	6,675	6,862
Deferred tax asset, net	9,665	5,908
Other assets	9,717	6,650
	$1,600,312	$1,448,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand deposits	$130,686	$124,040
Savings and NOW accounts	174,317	171,353
Money market accounts	426,880	337,847
Term certificates over $100,000	252,544	228,793
Other term certificates	140,945	136,115
Total deposits	1,125,372	998,148
Stock subscriptions	—	162,859
Due to broker	5,500	—
Short-term borrowings	35,041	23,800
Long-term debt	163,708	145,042
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	12,157	14,993
Total liabilities	1,371,743	1,374,807

Stockholders’ equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized; none issued and outstanding.	—	—
Common stock, $0.01 par value, 60,000,000 shares authorized; 17,842,500 and 0 shares issued at September 30, 2008 and December 31, 2007, respectively.	178	—
Additional paid-in capital	174,454	—
Retained earnings	68,190	71,213
Accumulated other comprehensive income (loss)	(455)	2,283
Unearned compensation - ESOP, 1,379,820 shares and 0 shares at September 30, 2008 and December 31, 2007, respectively.	(13,798)	—
Total stockholders’ equity	228,569	73,496
	$1,600,312	$1,448,303

DANVERS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
		(Dollars in thousands)
Interest and dividend income:
Interest and fees on loans	$16,247	$16,064	$47,665	$47,818
Interest on debt securities:
Taxable	4,183	3,882	13,863	10,030
Non-taxable	195	185	578	400
Dividends on equity securities	91	171	301	532
Interest on cash equivalents	276	119	959	377
Total interest and dividend income	20,992	20,421	63,366	59,157

Interest expense:
Interest on deposits:
Savings and NOW accounts	551	452	1,762	1,057
Money market accounts	2,692	3,642	8,716	10,252
Term certificates	3,333	4,273	10,927	12,771
Interest on short-term borrowings	108	244	427	663
Interest on long-term debt and subordinated debt	2,423	2,444	7,035	7,197
Total interest expense	9,107	11,055	28,867	31,940
Net interest income	11,885	9,366	34,499	27,217
Provision for loan losses	1,050	225	2,725	450
Net interest income, after provision for loan losses	10,835	9,141	31,774	26,767

Non-interest income:
Service charges on deposits	686	692	1,972	1,907
Loan servicing fees	56	68	167	197
Gain on sales of loans	90	13	186	186
Net gain (loss) on sales of securities	(26)	—	887	(16)
Net increase in cash surrender value of bank-owned life insurance	241	189	841	634
Other operating income	394	359	1,308	1,055
Total non-interest income	1,441	1,321	5,361	3,963

Non-interest expenses:
Salaries and employee benefits	5,855	5,239	21,495	15,972
Occupancy	1,270	1,133	3,765	3,307
Equipment	811	731	2,358	2,091
Outside services	295	113	846	386
Contribution to the Danversbank Charitable Foundation	—	—	6,850	—
Other real estate owned expense	225	70	1,911	119
Other operating expense	2,197	1,604	5,821	4,915
Total non-interest expenses	10,653	8,890	43,046	26,790
Income (loss) before provision (benefit) for income taxes	1,623	1,572	(5,911)	3,940
Provision (benefit) for income taxes	1,575	247	(3,245)	735
Net income (loss)	$48	$1,325	$(2,666)	$3,205

Weighted-average shares outstanding:
Basic	16,450,979	N/A	N/A	N/A
Diluted	16,450,979	N/A	N/A	N/A

Earnings per share:
Basic	$0.003	N/A	N/A	N/A
Diluted	$0.003	N/A	N/A	N/A

DANVERS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	September 30, 2008	June 30, 2008
	(Dollars in thousands)
Interest and dividend income:
Interest and fees on loans	$16,247	$15,798
Interest on debt securities:
Taxable	4,183	4,888
Non-taxable	195	194
Dividends on equity securities	91	102
Interest on cash equivalents	276	155
Total interest and dividend income	20,992	21,137

Interest expense:
Interest on deposits:
Savings and NOW accounts	551	551
Money market accounts	2,692	2,695
Term certificates	3,333	3,321
Interest on short-term borrowings	108	198
Interest on long-term debt and subordinated debt	2,423	2,283
Total interest expense	9,107	9,048
Net interest income	11,885	12,089
Provision for loan losses	1,050	1,075
Net interest income, after provision for loan losses	10,835	11,014

Non-interest income:
Service charges on deposits	686	656
Loan servicing fees	56	52
Gain on sales of loans	90	35
Net gain (loss) on sales of securities	(26)	141
Net increase in cash surrender value of bank-owned life insurance	241	241
Other operating income	394	510
Total non-interest income	1,441	1,635

Non-interest expenses:
Salaries and employee benefits	5,855	5,604
Occupancy	1,270	1,185
Equipment	811	794
Outside services	295	269
Other real estate owned expense	225	892
Other operating expense	2,197	1,992
Total non-interest expenses	10,653	10,736
Income before provision for income taxes	1,623	1,913
Provision for income taxes	1,575	1,371
Net income	$48	$542

Weighted-average shares outstanding:
Basic	16,450,979	16,433,139
Diluted	16,450,979	16,433,139

Earnings per share:
Basic	$0.003	0.03
Diluted	$0.003	0.03

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	September 30, 2008				September 30, 2007
	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents	$50,212		$276	2.20%	$9,869		$119	4.80%
Debt securities: (2)
U.S. Government	2,014		17	3.38	2,005		24	4.67
Government Sponsored Enterprises	153,981		1,876	4.87	203,492		2,423	4.72
Mortgage-backed	188,771		2,288	4.85	106,548		1,431	5.33
Municipal bonds	19,186		195	4.07	18,246		185	4.03
Other	250		2	3.20	328		4	5.11
Equity securities	11,528		91	3.16	10,495		171	6.46
Real estate mortgages (3)	589,204		9,134	6.20	554,118		9,889	7.08
C&I loans (3)	379,419		6,231	6.57	258,510		5,434	8.34
IRB's (3)	57,123		694	4.86	44,310		549	4.92
Consumer loans (3)	9,363		188	8.03	9,571		192	7.95
Total interest-earning assets	1,461,051		20,992	5.75	1,217,492		20,421	6.65
Allowance for loan losses	(10,653)				(9,680)
Total earning assets less allowance for loan losses	1,450,398				1,207,812
Non-interest-earning assets	98,660				82,350
Total assets	$1,549,058				$1,290,162

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$180,041		$551	1.22	$166,948		$452	1.07
Money market accounts	420,442		2,692	2.56	349,224		3,642	4.14
Term certificates (4)	353,383		3,333	3.77	348,146		4,273	4.87
Total deposits	953,866		6,576	2.76	864,318		8,367	3.84
Borrowed funds:
Short-term borrowings	34,973		108	1.24	45,089		244	2.15
Long-term debt	164,000		1,865	4.55	149,110		1,782	4.74
Subordinated debt	29,965		558	7.45	29,965		662	8.76
Total Interest-bearing liabilities	1,182,804		9,107	3.08	1,088,482		11,055	4.03
Non-interest-bearing deposits	132,442				125,433
Other non-interest bearing liabilities	6,055				9,122
Total non-interest-bearing liabilities	138,497				134,555
Total liabilities	1,321,301				1,223,037
Retained earnings	227,757				67,125
Total liabilities and retained earnings	$1,549,058				$1,290,162

Net interest income			$11,885				$9,366
Net interest rate spread (5)				2.67%				2.62%
Net interest-earning assets (6)	$278,247				$129,010
Net interest margin (7)				3.25%				3.05%
Ratio of interest-earning assets to total interest-bearing liabilities	1.24	x			1.12	x

(1)	Yields are annualized.
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Term certificates include brokered and non-brokered CDs.
(5)	Net interest rate spread represents the difference between the yield on interest earning assets and the cost of interest-bearing liabilities at the period indicated.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Nine Months Ended
	September 30, 2008				September 30, 2007
	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents	$46,166		$959	2.77%	$9,129		$377	5.53%
Debt securities: (2)
U.S. Government	2,032		62	4.07	2,456		86	4.66
Government Sponsored Enterprises	170,022		6,183	4.85	204,296		6,710	4.39
Mortgage-backed	202,225		7,607	5.02	80,209		3,219	5.37
Municipal bonds	18,950		578	4.07	13,280		400	4.03
Other	295		11	4.97	369		15	5.51
Equity securities	11,196		301	3.58	10,493		532	6.77
Real estate mortgages (3)	573,119		27,232	6.34	552,891		29,636	7.17
C&I loans (3)	347,930		17,965	6.88	258,539		16,051	8.30
IRB’s (3)	51,799		1,899	4.89	42,192		1,546	4.90
Consumer loans (3)	9,387		569	8.08	9,971		585	7.84
Total interest-earning assets	1,433,121		63,366	5.90	1,183,825		59,157	6.68
Allowance for loan losses	(9,871)				(10,147)
Total earning assets less allowance for loan losses	1,423,250				1,173,678
Non-interest-earning assets	101,998				78,725
Total assets	$1,525,248				$1,252,403

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$179,717		$1,762	1.31	$163,189		$1,057	0.87
Money market accounts	408,529		8,716	2.84	329,497		10,252	4.16
Term certificates (4)	351,537		10,927	4.14	349,486		12,771	4.89
Total deposits	939,783		21,405	3.04	842,172		24,080	3.82
Borrowed funds:
Short-term borrowings	35,767		427	1.59	39,753		663	2.23
Long-term debt	156,385		5,299	4.52	148,895		5,211	4.68
Subordinated debt	29,965		1,736	7.72	29,965		1,986	8.86
Total Interest-bearing liabilities	1,161,900		28,867	3.31	1,060,785		31,940	4.03
Non-interest-bearing deposits	141,450				116,926
Other non-interest bearing liabilities	8,303				9,185
Total non-interest-bearing liabilities	149,753				126,111
Total liabilities	1,311,653				1,186,896
Retained earnings	213,595				65,507
Total liabilities and retained earnings	$1,525,248				$1,252,403

Net interest income			$34,499				$27,217
Net interest rate spread (5)				2.59%				2.65%
Net interest-earning assets (6)	$271,221				$123,040
Net interest margin (7)				3.21%				3.07%
Ratio of interest-earning assets to total interest-bearing liabilities	1.23	x			1.12	x

(1)          Yields are annualized.

(2)          Average balances are presented at average cost.

(3)          Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(4)          Term certificates include brokered and non-brokered CDs.

(5)          Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.

(6)          Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(7)          Net interest margin represents net interest income divided by average total interest-bearing assets.

DANVERS BANCORP, INC.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	September 30, 2008				June 30, 2008
	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)	Average Outstanding Balance		Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents	$50,212		$276	2.20%	$19,933		$155	3.11%
Debt securities: (2)
U.S. Government	2,014		17	3.38	2,083		22	4.22
Government Sponsored Enterprises	153,981		1,876	4.87	174,698		2,112	4.84
Mortgage-backed	188,771		2,288	4.85	221,759		2,750	4.96
Municipal bonds	19,186		195	4.07	19,068		194	4.07
Other	250		2	3.20	307		4	5.21
Equity securities	11,528		91	3.16	11,366		102	3.59
Real estate mortgages (3)	589,204		9,134	6.20	571,348		9,035	6.33
C&I loans (3)	379,419		6,231	6.57	351,522		5,952	6.77
IRB’s (3)	57,123		694	4.86	51,247		622	4.85
Consumer loans (3)	9,363		188	8.03	9,439		189	8.01
Total interest-earning assets	1,461,051		20,992	5.75	1,432,770		21,137	5.90
Allowance for loan losses	(10,653)				(9,720)
Total earning assets less allowance for loan losses	1,450,398				1,423,050
Non-interest-earning assets	98,660				101,510
Total assets	$1,549,058				$1,524,560

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$180,041		$551	1.22	$182,872		$551	1.21
Money market accounts	420,442		2,692	2.56	418,972		2,695	2.57
Term certificates (4)	353,383		3,333	3.77	330,434		3,321	4.02
Total deposits	953,866		6,576	2.76	932,278		6,567	2.82
Borrowed funds:
Short-term borrowings	34,973		108	1.24	45,449		198	1.74
Long-term debt	164,000		1,865	4.55	159,628		1,745	4.37
Subordinated debt	29,965		558	7.45	29,965		538	7.18
Total Interest-bearing liabilities	1,182,804		9,107	3.08	1,167,320		9,048	3.10
Non-interest-bearing deposits	132,442				125,416
Other non-interest bearing liabilities	6,055				393
Total non-interest-bearing liabilities	138,497				125,809
Total liabilities	1,321,301				1,293,129
Retained earnings	227,757				231,431
Total liabilities and retained earnings	$1,549,058				$1,524,560

Net interest income			$11,885				$12,089
Net interest rate spread (5)				2.67%				2.80%
Net interest-earning assets (6)	$278,247				$265,450
Net interest margin (7)				3.25%				3.38%
Ratio of interest-earning assets to total interest-bearing liabilities	1.24	x			1.23	x

(1)          Yields are annualized.

(2)          Average balances are presented at average cost.

(3)          Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(4)          Term certificates include brokered and non-brokered CDs.

(5)          Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.

(6)          Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(7)          Net interest margin represents net interest income divided by average total interest-bearning assets.

DANVERS BANCORP, INC.

SELECTED FINANCIAL RATIOS AND OTHER DATA

(Unaudited)

At or For the Three Months	At or For the Nine Months	At or For the Three Months
Ended September 30,	Ended September 30,	Ended June 30,
2008	2007	2008	2007	2008

Performance Ratios:

Return on assets (ratio of income to average total assets) (1)	0.01%	0.41%	(0.23)%	0.34%	0.14%
Return on equity (ratio of income to average equity) (1)	0.08%	7.90%	(1.66)%	6.52%	0.94%
Net interest rate spread (1) (2)	2.67%	2.62%	2.59%	2.65%	2.80%
Net interest margin (1) (3)	3.25%	3.05%	3.21%	3.07%	3.38%
Efficiency Ratio (4)	79.72%	82.90%	107.77%	85.64%	78.01%
Non-interest expenses to average total assets (1)	2.75%	2.76%	3.76%	2.85%	2.82%
Average interest-earning assets to interest bearing liabilities	1.24	x	1.12	x	1.23	x	1.12	x	1.23	x

Asset Quality Ratios:

Non-performing assets to total assets	0.50%	0.31%	0.50%	0.31%	0.71%
Non-performing loans to total loans	0.67%	0.15%	0.67%	0.15%	0.80%
Allowance for loan losses to non-performing loans	152.51%	692.51%	152.51%	692.51%	128.69%
Allowance for loan losses to total loans	1.03%	1.01%	1.03%	1.01%	1.03%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	22.98%	11.49%	22.98%	11.49%	24.35%
Tier 1 risk-based capital (to risk-weighted assets)	22.03%	10.01%	22.03%	10.01%	23.41%
Tier 1 leverage capital (to average assets)	16.86%	7.25%	16.86%	7.25%	17.07%
Retained earnings to total assets	14.28%	5.28%	14.28%	5.28%	15.28%
Average retained earnings to average assets	14.70%	5.20%	14.00%	5.23%	15.18%

(1)	Ratios for the three and nine months ended September 30, 2008 and 2007 and three months ended June 30, 2008 are annualized.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)

The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.